Exhibit 99

News Release	Contact:	Katie Young (Media)
908-520-9948
katherine.young@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2026 Financial Results
•Reached agreements with the U.S. Air Force to increase B-21 production capacity and accelerate Sentinel initial operating capability
•Continued strong demand with net awards of $9.8 billion and backlog of $96 billion
•Sales increase 4 percent to $9.9 billion; organic sales1 increase 5 percent
•Operating income and margin rate increase to $989 million and 10.0 percent, respectively
•Diluted earnings per share (EPS) increases to $6.14
•Company reaffirms 2026 financial guidance for sales, segment operating income1, MTM-adjusted EPS1, and free cash flow1

FALLS CHURCH, Va. – April 21, 2026 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2026 sales increased 4 percent to $9.9 billion, as compared with $9.5 billion in the first quarter of 2025. First quarter sales reflect continued strong demand for our global capabilities. First quarter 2026 net earnings totaled $875 million, or $6.14 per diluted share, as compared with $481 million, or $3.32 per diluted share, in the first quarter of 2025.
“Northrop Grumman delivered strong first quarter results, with continued robust bookings, mid-single-digit organic sales growth, and solid operating performance, underscoring our ability to deliver in today’s unprecedented global demand environment,” said Kathy Warden, chair, chief executive officer and president. “With our diverse portfolio, robust manufacturing capacity, and proven performance, we’re delivering differentiating technology at speed and scale in support of our customers’ needs.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2026	2025	Change
Sales
Aeronautics Systems	$3,283	$2,814	17%
Defense Systems	1,899	1,805	5%
Mission Systems	2,861	2,807	2%
Space Systems	2,480	2,568	(3)%
Intersegment eliminations	(642)	(526)
Total sales	9,881	9,468	4%
Operating income (loss)
Aeronautics Systems	305	(183)	NM
Defense Systems	184	179	3%
Mission Systems	433	361	20%
Space Systems	235	283	(17)%
Intersegment eliminations	(85)	(72)
Segment operating income[1]	1,072	568	89%
Segment operating margin rate[1]	10.8%	6.0%	480 bps
FAS/CAS operating adjustment	7	63	(89)%
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(21)	(21)	—%
Other unallocated corporate expense	(69)	(37)	86%
Unallocated corporate expense	(90)	(58)	55%
Total operating income	$989	$573	73%
Operating margin rate	10.0%	6.1%	390 bps
Interest expense	(162)	(156)	4%
Non-operating FAS pension benefit	166	130	28%
Other, net	37	31	19%
Earnings before income taxes	1,030	578	78%
Federal and foreign income tax expense	155	97	60%
Effective income tax rate	15.0%	16.8%	(180) bps
Net earnings	$875	$481	82%
Diluted earnings per share	6.14	3.32	85%
Weighted-average diluted shares outstanding, in millions	142.5	144.9	(2)%
Net cash used in operating activities	$(1,656)	$(1,565)	(6)%
Capital expenditures	(167)	(256)	(35)%
Free cash flow[1]	$(1,823)	$(1,821)	—%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	3

Sales

	Three Months Ended March 31		%
$ in millions	2026	2025	Change
Sales	$9,881	$9,468	4%
Less: Training services sales	—	(72)
Organic sales[1]	$9,881	$9,396	5%
First quarter 2026 sales increased $413 million, or 4 percent, due to higher sales of $469 million at Aeronautics Systems, as well as higher sales at Defense Systems and Mission Systems. These increases were partially offset by $116 million of higher intercompany eliminations and lower sales at Space Systems due to the wind-down of work on the Next Generation Interceptor (NGI) program.
Operating Income and Margin Rate
First quarter 2026 operating income increased $416 million, or 73 percent, largely driven by the prior year $477 million B-21 loss provision at Aeronautics Systems, partially offset by a $56 million decrease in the FAS/CAS operating adjustment. Operating margin rate increased to 10.0 percent from 6.1 percent reflecting the items above.
Segment Operating Income and Margin Rate1
First quarter 2026 segment operating income1 increased $504 million, or 89 percent, primarily due to $488 million of higher operating income at Aeronautics Systems and $72 million of higher operating income at Mission Systems, partially offset by $48 million of lower operating income at Space Systems. Segment operating margin rate1 increased to 10.8 percent from 6.0 percent primarily due to a higher operating margin rate at Aeronautics Systems and Mission Systems, partially offset by a lower operating margin rate at Space Systems.
Federal and Foreign Income Taxes
First quarter 2026 income tax expense increased $58 million, or 60 percent, due to $452 million of higher earnings before income taxes, partially offset by a lower effective tax rate (ETR). The first quarter 2026 ETR decreased to 15.0 percent from 16.8 percent primarily due to higher research credits, including a benefit related to Corporate Alternative Minimum Tax guidance recently issued by the IRS.
Net Earnings
First quarter 2026 net earnings increased $394 million, or 82 percent, primarily due to the $416 million increase in operating income described above and a $36 million increase in the non-operating FAS pension benefit, partially offset by a $58 million increase in income tax expense.
Cash Flows
First quarter 2026 net cash used in operating activities was comparable with the same period in 2025. Net cash used in operating activities reflects increases in trade working capital, consistent with the company’s historical timing of operating cash flows, which are generally more heavily weighted towards the second half of the year. First quarter 2026 free cash flow1 was comparable with the prior year period and reflects a $91 million increase in net cash used in operating activities and an $89 million reduction in capital expenditures.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	4

Awards and Backlog
First quarter 2026 net awards totaled $9.8 billion, and backlog totaled $95.6 billion. Significant first quarter new awards include $4.9 billion for restricted programs (primarily at Aeronautics Systems, Space Systems, and Mission Systems), $0.5 billion for F-35 (primarily at Aeronautics Systems), $0.5 billion for infrared countermeasures programs, and $0.4 billion for Triton.
Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended March 31		%
$ in millions	2026	2025	Change
Sales	$3,283	$2,814	17%
Operating income (loss)	305	(183)	NM
Operating margin rate	9.3%	(6.5)%
Sales
First quarter 2026 sales increased $469 million, or 17 percent, primarily due to higher sales on B-21 and other restricted programs as well as increased volume on the E-130J TACAMO program as it ramps up. The higher B-21 sales reflect the company’s first quarter 2026 agreement with the U.S. Air Force to expand production capacity and increase the aircraft production rate, including the sale of a company-owned test asset. The sales increases were partially offset by a decrease on F/A-18 as final production deliveries have completed.
Operating Income
First quarter 2026 operating income increased $488 million and operating margin rate increased to 9.3 percent primarily due to the absence of the prior year B-21 loss provision.

DEFENSE SYSTEMS	Three Months Ended March 31		%
$ in millions	2026	2025	Change
Sales	$1,899	$1,805	5%
Less: Training services sales	—	(72)
Organic sales[1]	$1,899	$1,733	10%

Operating income	$184	$179	3%
Operating margin rate	9.7%	9.9%
Sales
First quarter 2026 sales increased $94 million, or 5 percent, primarily due to higher volume on Sentinel as that program continues to ramp, as well as higher volume on tactical solid rocket motor programs and across the Integrated Battle Command System portfolio. These increases were partially offset by a $72 million reduction in sales related to the divested training services business.
Operating Income
First quarter 2026 operating income increased $5 million, or 3 percent, primarily due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 9.7 percent from 9.9 percent principally due to lower net EAC adjustments.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	5

MISSION SYSTEMS	Three Months Ended March 31		%
$ in millions	2026	2025	Change
Sales	$2,861	$2,807	2%
Operating income	433	361	20%
Operating margin rate	15.1%	12.9%
Sales
First quarter 2026 sales increased $54 million, or 2 percent, primarily due to ramp-up on restricted airborne radar programs and higher volume on marine systems programs, partially offset by lower volume on the Scalable Agile Beam Radar program and airborne electronic warfare programs.
Operating Income
First quarter 2026 operating income increased $72 million, or 20 percent, primarily due to a higher operating margin rate and higher sales. Operating margin rate increased to 15.1 percent from 12.9 percent, primarily due to prior year investments made by the sector in connection with restricted business opportunities, as well as higher net EAC adjustments in the current year.

SPACE SYSTEMS	Three Months Ended March 31		%
$ in millions	2026	2025	Change
Sales	$2,480	$2,568	(3)%
Operating income	235	283	(17)%
Operating margin rate	9.5%	11.0%
Sales
First quarter 2026 sales decreased $88 million, or 3 percent, primarily due to wind-down of work on the NGI program, which reduced sales by $98 million, as well as lower sales on the Graphite Epoxy Motor (GEM) 63XL program related to the unfavorable EAC adjustment described below. These decreases were partially offset by higher volume on Space Development Agency satellite programs driven by ramp-up on the Tranche 3 tracking layer award.
Operating Income
First quarter 2026 operating income decreased $48 million, or 17 percent, due to a lower operating margin rate and lower sales. Operating margin rate decreased to 9.5 percent from 11.0 percent, largely due to lower net EAC adjustments, including a $71 million unfavorable adjustment on GEM 63XL associated with a launch anomaly that occurred during the first quarter.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2026 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2026 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2026 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2026 Guidance
($ in millions, except per share amounts)	As of 4/21/2026
Sales	$43,500 — $44,000
Segment operating income[1]	$4,850 — $5,000
MTM-adjusted EPS[1]	$27.40 — $27.90
Free cash flow[1]	$3,100 — $3,500

2026 Segment Guidance
As of 4/21/2026
	Sales ($B)	OM Rate %
Aeronautics Systems	Mid $13	Low to Mid 9%
Defense Systems	Mid to High $8	~10%
Mission Systems	High $12	High 14%
Space Systems	~$11	~11%
Intersegment Eliminations	~($2.4)	High 13%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on April 21, 2026. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###

Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “targeting,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2026 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2025, and from time to time in our other filings with the Securities and Exchange Commission (SEC). They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling or a prolonged government shutdown
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	8

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, U.S. Department of War (DoW) and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices and preferences globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, critical minerals and metals, chemicals, parts and components, particularly with inflationary pressures, increased costs, pricing changes, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security and strategic alliances, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	9

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	10

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2026	2025
Sales
Product	$7,958	$7,521
Service	1,923	1,947
Total sales	9,881	9,468
Operating costs and expenses
Product	6,433	6,366
Service	1,488	1,522
General and administrative expenses	971	1,007
Total operating costs and expenses	8,892	8,895
Operating income	989	573
Other (expense) income
Interest expense	(162)	(156)
Non-operating FAS pension benefit	166	130
Other, net	37	31
Earnings before income taxes	1,030	578
Federal and foreign income tax expense	155	97
Net earnings	$875	$481

Basic earnings per share	$6.16	$3.33
Weighted-average common shares outstanding, in millions	142.1	144.6
Diluted earnings per share	$6.14	$3.32
Weighted-average diluted shares outstanding, in millions	142.5	144.9

Net earnings (from above)	$875	$481
Other comprehensive (loss) income, net of tax
Change in cumulative translation adjustment	(2)	2
Change in other, net	(3)	8
Other comprehensive (loss) income, net of tax	(5)	10
Comprehensive income	$870	$491

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	11

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$2,090	$4,403
Accounts receivable, net	1,806	1,375
Unbilled receivables, net	7,556	6,544
Inventoried costs, net	1,450	1,309
Prepaid expenses and other current assets	1,868	1,656
Total current assets	14,770	15,287
Property, plant and equipment, net of accumulated depreciation of $9,854 for 2026 and $9,648 for 2025	10,243	10,972
Operating lease right-of-use assets	1,925	1,859
Goodwill	17,439	17,437
Deferred tax assets	743	1,051
Pension and other postretirement benefit plan assets	3,307	3,167
Other non-current assets	1,580	1,604
Total assets	$50,007	$51,377

Liabilities
Trade accounts payable	$2,681	$3,240
Accrued employee compensation	1,732	2,309
Advance payments and billings in excess of costs incurred	3,697	4,086
Other current liabilities	4,711	4,247
Total current liabilities	12,821	13,882
Long-term debt, net of current portion of $758 for 2026 and $534 for 2025	14,411	15,162
Pension and other postretirement benefit plan liabilities	1,095	1,110
Operating lease liabilities	1,905	1,857
Other non-current liabilities	2,660	2,692
Total liabilities	32,892	34,703

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2026—142,033,476 and 2025—141,997,194	142	142
Paid-in capital	8	—
Retained earnings	17,096	16,658
Accumulated other comprehensive loss	(131)	(126)
Total shareholders’ equity	17,115	16,674
Total liabilities and shareholders’ equity	$50,007	$51,377

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	12

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2026	2025
Operating activities
Net earnings	$875	$481
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	372	337
Stock-based compensation	20	20
Deferred income taxes	308	(34)
B-21 loss provision	—	477
Net periodic pension and OPB income	(120)	(81)
Pension and OPB contributions	(33)	(28)
Changes in assets and liabilities:
Accounts receivable, net	(431)	(542)
Unbilled receivables, net	(551)	(1,069)
Inventoried costs, net	(144)	(125)
Prepaid expenses and other assets	(37)	(42)
Trade accounts payable	(559)	(93)
Advance payments and billings in excess of costs incurred	(389)	(358)
Other liabilities	(802)	(563)
Income taxes payable, net	(164)	58
Other operating activities	(1)	(3)
Net cash used in operating activities	(1,656)	(1,565)

Investing activities
Capital expenditures	(167)	(256)
Other investing activities	(1)	4
Net cash used in investing activities	(168)	(252)

Financing activities
Payments of long-term debt	(527)	(1,500)
Net borrowings on commercial paper	498	1,474
Common stock repurchases	(68)	(480)
Cash dividends paid	(333)	(302)
Payments of employee taxes withheld from share-based awards	(57)	(38)
Other financing activities	(2)	(5)
Net cash used in financing activities	(489)	(851)
Decrease in cash and cash equivalents	(2,313)	(2,668)
Cash and cash equivalents, beginning of year	4,403	4,353
Cash and cash equivalents, end of period	$2,090	$1,685

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	13

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2026			December 31, 2025	% Change in 2026
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$12,996	$11,275	$24,271	$23,052	5%
Defense Systems	7,759	19,970	27,729	27,796	—%
Mission Systems	12,887	4,916	17,803	18,632	(4)%
Space Systems	10,426	15,379	25,805	26,201	(2)%
Total backlog	$44,068	$51,540	$95,608	$95,681	—%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	14

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2026	2025
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$7	$63
Non-operating FAS pension benefit	166	130
Total net FAS/CAS pension adjustment	173	193
Tax effect[1]	(44)	(49)
After-tax impact	$129	$144
Weighted-average diluted shares outstanding, in millions	142.5	144.9
Per share impact	$0.91	$0.99

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(21)	$(21)
Tax effect[1]	5	5
After-tax impact	$(16)	$(16)
Weighted-average diluted shares outstanding, in millions	142.5	144.9
Per share impact	$(0.11)	$(0.11)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2026 Financial Results	15

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s former training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com